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                                                            EXHIBIT 4.2

                            FIN SPORTS U.S.A., INC.
                            SUBSCRIPTION AGREEMENT
                          (Revised November 24, 1999)

Fin Sports U.S.A., Inc.
5525 South 900 East, Suite 110
Salt Lake City, Utah 84117
Attn: President

Ladies and Gentlemen:

1. Subscription. The undersigned (the "Purchaser"), intending to be legally bound, hereby irrevocably agrees to purchase from Fin Sports U.S.A., Inc. (the "Company") the number of units (the "Units") set forth on the signature page hereof, at a purchase price of $3.00 per Unit, each consisting of one share of common stock, par value $.001 per share, of the Company (the "Common Stock" or the "Shares") and a warrant (the "Warrant") to purchase .01 share of Common Stock at an exercise price of $7.50 (the "Transaction").

2. Payment. The Purchaser encloses herewith a check payable to, or will immediately make a wire transfer payment to the Escrow Agent in the full amount of the purchase price of the Units being subscribed for. To request wire transfer instructions, please contact Mr. Mark MacCloskey; telephone no. (214) 761-0789. Such funds will be held for the Purchaser's benefit, and will be returned promptly, without interest, penalty, expense or deduction if this Subscription Agreement is not accepted by the Company.

3. Acceptance of Subscription. The Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole or the Transaction is terminated all funds received from the Purchaser will be returned without interest, penalty, expense or deduction, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

4. Private Placement Memorandum. As more fully described in the Private Placement Memorandum dated October 29, 1999 (the "PPM"), the items set forth in subsections (a) through (d) below shall be conditions precedent to the purchase of the Units by Purchaser hereunder. The Purchaser hereby acknowledges that the PPM is being supplemented and/or amended and restated (the "Amended PPM") to, among other things, reflect: (i) the reduction of the purchase price per Unit from $6.00 per Unit to $3.00 per Unit; (ii) the increase in the maximum offering amount from $12,000,000 to $18,000,000 (6,000,000 Units); and (iii) the grant of a warrant by PTM to Savage Holdings, Inc., a consultant to the Company, at an exercise price of $500,000, which, if exercised, will entitle Savage Holdings, Inc. to receive 166,667 Units at the first closing
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of this offering. If exercised, this warrant exercise price and the Units issuable to Savage Holdings, Inc. following exercise will be included in the calculation of the minimum offering ($8,000,000 for 2,666,667 Units) and the maximum offering ($18,000,000 for 6,000,000 Units).

     Hereinafter, all references to the PPM shall mean the PPM as amended by the Amended PPM, as appropriate. Any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the PPM.

(a) The Company shall have received subscriptions for a minimum of $8,000,000 in Units;

(b) At Closing, Purchaser and the Company shall enter into a Registration Rights Agreement providing that the Company shall file a registration statement relating to the Shares and the Common Stock underlying the Warrants and use its best efforts to cause such registration statement to become effective (the date of such effectiveness, the "Effective Date") within 150 days from the Closing Date. The Registration Rights Agreement shall provide that if the registration statement is not declared effective on or before 150th day following the Closing Date, then the Company shall pay liquidated damages as follows: one (1%) percent of the initial purchase price of the Units theretofore paid hereunder for each full thirty (30) day period and prorated for any portion of a 30 day period for which such liquidated damages are due and payable until the registration statement has been declared effective.

(c) The purchase price for the Units shall have been deposited with such third party escrow agent as may be designated by the Placement Agent, as Escrow Agent.

(d)  The Merger described in the PPM shall have occurred.

5. Representations and Warranties. The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a) The proceeds of this offering, less any deductions for transactional fees including, but not limited to, legal fees, will be contributed by the Company to PTM within one business day following the Closing.

(b) The Purchaser shall not have any direct or indirect interest in the Spin Off Assets and Liabilities or the proceeds thereof. The Spin Off Assets and Liabilities will be transferred by PTM to Newco and until such time as this spin off transaction occurs, PTM will hold the Spin Off Assets and Liabilities and the proceeds thereof in trust for the benefit of Newco.

(c) None of the shares of Common Stock offered pursuant to this Subscription Agreement are registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. The Purchaser understands that the sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and Rule 506 of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

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(d)  The Purchaser and the Purchaser's attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the "Advisors") have received the PPM, the cover letter (if any) to this Subscription Agreement and all documents requested by the Purchaser, have carefully reviewed them and this Subscription Agreement and understand the information contained herein and therein, and the Purchaser and the Advisors, if any, prior to the execution of this Subscription Agreement, have had access to the same kind of information which would be available in a registration statement filed by the Company under the Securities Act;

(e) All information concerning PTM contained in the PPM has been provided by PTM and the officers and directors of the Company have not independently verified the PTM information and take no responsibility for the PTM information;

(f) Neither the Securities and Exchange Commission nor any state securities commission has approved the Units, or passed upon or endorsed the merits of the Transaction;

(g) All documents, records, and books pertaining to the investment in the Units have been made available for inspection by such Purchaser and the Advisors, if any;

(h) The Purchaser and the Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the sale of the Units and the business, financial condition, results of operations and prospects of the Company and all such questions have been answered to the full satisfaction of the Purchaser and the Advisors, if any;

(i) In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) as contained in documents or answers to questions so furnished to the Purchaser or the Advisors by the Company;

(j) The Purchaser is unaware of, is no way relying on, and did not become aware of the sale of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the sale of the Units and is not subscribing for Units and did not become aware of the sale of the Units through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(k) The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby.

(l) The Purchaser or the Purchaser representative, as the case may be, together with the Advisors, if any, have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the sale of the Units to evaluate the merits and risks of an

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investment in the Units and the Company and to make an informed investment decision with respect thereto;

(m) The Purchaser is not relying on the Company or any of its or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only the Purchaser's own Advisors, if any;

(n) The Purchaser is acquiring the Units solely for such Purchaser's own account for investment and not with a view to resale or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any of the Units, in whole or in part, or any securities issuable upon exercise thereof; and the Purchaser has no plans to enter into any such agreement or arrangement;

(o) The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the Units may be sold, hypothecated or otherwise disposed of, in whole or in part, unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the share certificates and warrant certificates to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books. Stop transfer instructions will be placed with the transfer agent of the Shares and the warrants constituting the Units. It is not anticipated that there will be any market for resale of the Units and such securities will not be freely transferable at any time in the foreseeable future. As described in the PPM, upon the Effective Date, the Purchaser shall be allowed to sell up to ten (10%) percent of its Shares during each three-month period following the Effective Date; provided, however, that in the event any Purchaser does not sell its full 10% during any three-month period, such Purchaser may sell the Post-Effective Date Carry Forward Shares (as defined below) during the following three-month periods. Post-Effective Carry Forward Shares shall be defined as the difference between 10% of the Shares held by the Purchaser as of the Effective Date and the Shares actually sold during any three-month period. The Company has the right to waive these restrictions if such waiver is beneficial to the Company or will facilitate an orderly trading market for the Common Stock;

(p) The Purchaser has adequate means of providing for such Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Units for an indefinite period of time;

(q) The Purchaser is aware that an investment in the Units involves a number of very significant risks;

(r) The Purchaser meets the requirements of at least one of the suitability standards for an "accredited investor" as set forth on the Accredited Investor Certification contained herein;

(s) The Purchaser: (i) if a natural person represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company or partnership, association, joint stock

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company, trust, unincorporated organization or other entity, such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(t) The Purchaser and the Advisors, if any, had the opportunity to obtain any additional information, to the extent the Company had such information in its possession (subject to restrictions as to confidentiality) or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of such information and all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business and prospects of the Company deemed relevant by the Purchaser or the Advisors, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to its full satisfaction;

(u) The Purchaser represents to the Company that any information which the Purchaser has heretofore furnished or furnishes herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the sale of securities as described herein. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the share certificates and warrant certificates;

(v) The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser is knowledgeable about investment considerations in development-stage companies, such as the Company. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser's overall commitment to investments which are not readily

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marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser;

(w) The Purchaser is satisfied that it has received adequate information with respect to all matters which it or the Advisors, if any, consider material to its decision to make this investment;

(x) The Purchaser acknowledges that to the extent the Purchaser is provided with any estimates of market size, projected research and development expenses and regulatory approvals, Purchaser acknowledges that the attainment of any such projections and estimates cannot be guaranteed by the Company and should not be relied upon;

(y) No oral or written representations have been made, or oral or written information furnished, to the Purchaser, the Purchaser's representative or the Purchaser's advisors if any, in connection with the sale of the Units which are in any way inconsistent with the information contained in this Subscription Agreement;

(z) Purchaser acknowledges and is aware that (i) the Company has no operating business and after the merger, as more fully described in the PPM, of the Company's wholly-owned subsidiary with and into PTM, the Company will have no business other that that of PTM which shall consist of research and development of untested technology, and (ii) there is no assurance as to the future performance of the Company;

(aa) Within five days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject;

(bb) THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

(cc) The Purchaser acknowledges that the Units have not been registered under any state's Uniform Securities Act, as amended (the "Acts"), and are subject to restrictions on transferability and sale of securities as set forth herein. The Purchaser hereby agrees that such Units will not be transferred or sold without registration under the Acts or exemptions therefrom;

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(dd) (For Connecticut residents only) The Purchaser acknowledges that the Units have not been registered under the Connecticut Uniform Securities Act, as amended (the "Connecticut Act"), and are subject to restrictions on transferability and sale of securities as set forth herein. The Purchaser hereby agrees that such Units will not be transferred or sold without registration under the Connecticut Act or exemption therefrom;

(ee) (For Maine residents only) These Units are being sold pursuant to an exemption from registration with the Bank Superintendent of the State of Maine under Section 1 0502(2)(R) of Title 32 of the Maine Revised Statutes. These Units may be deemed restricted securities and as such the holder may not be able to resell the Units unless pursuant to registration under state or federal securities laws or unless an exemption under such laws exists;

(ff) (For Missouri residents only) The Purchaser acknowledges that the Units have not been registered under the Missouri Uniform Securities Act, as amended (the "Missouri Act") and are subject to restrictions on transferability and sale of securities as set forth herein. The Purchaser hereby acknowledges that such Units may be disposed of only through a licensed broker-dealer. It is a felony to sell securities in violation of Missouri Act;

(gg) (For Texas residents only) The Purchaser hereby acknowledges that the Units cannot be sold unless they are subsequently registered under the Securities Act of 1933, as amended, and the Texas Securities Act, or an exemption from registration is available. The Purchaser further acknowledges that because the Units are not readily transferable, the Purchaser must bear the economic risk of his investment for an indefinite period of time; and

(hh) (For ERISA plans only) The fiduciary of the ERISA plan represents that he has been informed of and understands the Company's investment objectives, policies and strategies, and that the decision to invest "plan assets" (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision, and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

6. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, and its respective officers, directors, employees, agents, control persons and affiliates against all losses, liabilities, claims, damages, and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing, or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

7. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and

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that this Subscription Agreement shall survive the death or disability of the
Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives, and permitted assigns.

8. Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

9. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Paragraph 9). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

10. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Units shall be made only in accordance with all applicable laws.

11. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York relating to contracts entered into and to be performed wholly within such State. The Purchaser hereby irrevocably submits to the jurisdiction of any New York State court or United States Federal court sitting in New York County over any action or proceeding arising out of or relating to this Subscription Agreement or any agreement contemplated hereby, and the Purchaser hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Purchaser further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of a non-convenient forum. The Purchaser further agrees that any action or proceeding brought against the Company shall be brought only in New York State or United States Federal courts sitting in New York County. THE PURCHASER AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

12. Blue Sky Qualification. The purchase of Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Shares from applicable Federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain this sale, and may rescind any sale contracted, in the jurisdiction.

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13.  Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

14. Confidentiality. The Purchaser acknowledges and agrees that any information or data it has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

15.  Miscellaneous.

(a) This Agreement constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b) The Purchaser's representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the Units.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d) This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Subscription Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

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                       Accredited Investor Certification
                       ---------------------------------
                       (Initial the appropriate box(es))

[  ] (i)   I am a natural person who had individual income of more than $200,000 in each of the most recent two years or joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to reach that same income level for the current year ("income", for purposes hereof, should be computed as follows: individual adjusted gross income, as reported (or to be reported) on a federal income tax return, increased by (1) any deduction of long-term capital gains under section 1202 of the Internal Revenue Code of 1986 (the "Code"), (2) any deduction for depletion under Section 611 et seq. of the Code, (3) any exclusion for interest under Section 103 of the Code and (4) any losses of a partnership as reported on Schedule E of Form 1040);

[ ] (ii) I am a natural person whose individual net worth (i.e., total assets in excess of total liabilities), or joint net worth with my spouse, will at the time of purchase of the Units be in excess of $1,000,000;

[ ] (iii) The Purchaser is an investor satisfying the requirements of Section 501(a)(1), (2) or (3) of Regulation D promulgated under the Securities Act, which includes but is not limited to, a selfdirected employee benefit plan where investment decisions are made solely by persons who are "accredited investors" as otherwise defined in Regulation D;

[ ] (iv) The Purchaser is a trust, which trust has total assets in excess of $5,000,000, which is not formed for the specific purpose of acquiring the Units offered hereby and whose purchase is directed by a sophisticated person as described in Rule 506(b)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of an investment in the Units;

[  ] (v)   I am a director or executive officer of Fin Sports U.S.A., Inc.; or

[ ] (vi) The Purchaser is an entity (other than a trust) in which all of the equity owners meet the requirements of at least one of the above subparagraphs.

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If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS
IN COMMON, or as COMMUNITY PROPERTY:

___________________________________               ____________________________
Print Name(s)                                     Social Security Number(s)

___________________________________               ____________________________
Signature(s) of Purchaser(s)

___________________________________
Number of Units/$Amount

____________________       ______________________________________
Date                                              Address

If the purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or
TRUST:

___________________________________               ____________________________
Name of Partnership,                              Federal Taxpayer
Corporation, Limited                              Identification Number
Liability Company or
Trust

Date

By:________________________________               ____________________________
Name:                                             State of Organization

Title:_____________________________               ____________________________
                                                  Address

___________________________________
Number of Units/$Amount

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SUBSCRIPTION ACCEPTED AND AGREED TO
this _____ day of _________________

Fin Sports U.S.A., Inc.


By:________________________________
      __________________, President

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